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                                                                    Exhibit 10.2

[LETTERHEAD OF TV NCR]

September 15, 2000

Sheldon Rabinowitz                          Personal & Confidential
4501 Westchester Drive                      -----------------------
Woodland Hills, CA 91367

Dear Shelly:

We are very pleased that you have agreed to accept the position as Senior Executive Vice President and Chief Financial Officer of TVN Entertainment Corporation (referred to herein as "the Company" or "TVN"). This position is vital to the continued development and growth of the Company, so you will be a most important and valued member of our senior management team.

Set forth below are the terms agreed upon for your employment by the Company:

1. Effective September 18, 2000 ("the Effective Date"), you will be employed on a full time basis as the Senior Executive Vice President and Chief Financial Officer ("CFO") of the Company, reporting to the Company's President and Chief Executive Officer (the "President").

2. As the CFO of the Company, your duties will include those usually attendant to that position, including being responsible for all aspects of the Company's finances, banking and investor relations, management of human resources, personnel administration and compensation, and our stock option and benefit programs. Your responsibilities will also include supervision and oversight of all accounting functions, including accounts payable and accounts receivable, treasury functions, cash management, monthly and quarterly closings, purchasing and contract negotiating, revenue recognition and tax and audit functions. You will also work as part of our senior management team, and will have responsibility for corporate development and planning, budgeting, forecasting, risk management issues and financial support in the creation of our corporate policies and procedures.

3. Your employment will be for a three (3) year term (the "Term") beginning September 18, 2000 and continuing thereafter through September 17, 2003 unless earlier terminated with or without cause as set forth below. If the Company desires to negotiate with you regarding a possible renewal of the term of your employment with the Company, then the Company shall provide you with written notice to such effect not later than 180 days before the expiration of the Term. Provided the Company timely delivers such notice to you, then you and the Company shall negotiate in good faith for a period of thirty (30) days, commencing on the day that is 180 days before the end of the Term, with respect to the terms and conditions of such possible renewal, provided, however, that if
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Sheldon Rabinowitz
September 15, 2000
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     no agreement is reached within such thirty (30) day period, you shall be free to negotiate with third parties with respect to potential employment that would commence upon expiration of the Term.

4. You will be paid a salary at the pre-tax rate of $300,000 per year ("Annual Salary") in accordance with the Company's payroll policies (currently bi-weekly) for the first year of the Initial Term, with appropriate withholding and deductions. For each year of the Initial Term thereafter, the Annual Salary payable in that year will be increased by no less than five percent 5% per annum (i.e., in the second year $315,000, and $330,750 in the third year), but that percentage increase shall not set a ceiling if a greater increase is merited as determined in the sole discretion of the Company's Board of Directors.

5. You will be eligible to receive a performance/merit bonus annually for each fiscal year ("Annual Bonus") in accordance with TVN's policies for its senior executives. Subject to the last sentence of this paragraph 5, the amount of the Annual Bonus will be determined by TVN's Board of Directors based on your performance as CFO of TVN, and the achievement of the goals set by TVN's senior management (with your participation) and the Board for each fiscal year (currently ending March 31). The Guaranteed Bonuses and Annual Bonuses will be payable after TVN's financial department has complied the relevant financial performance data after the end of each fiscal year, beginning with fiscal year end March 31, 2001. You will be paid a $300,000 bonus upon signing this agreement (the "Signing Bonus") subject to minimum federal and state income taxes (i,e., 28% and 6%, respectively) plus other required withholdings; provided, however, if you resign prior to six (6) months from the Effective Date other than for good reason, you agree to repay to the Company a pro-rata share of the Signing Bonus, e.g., if you voluntarily resign after working only three (3) months, you will repay to TVN the sum of $150,000. Your Annual Bonus during each of years 2 and 3 of the Term will be guaranteed in a minimum amount equal to fifty percent (50%) of your Annual Salary for that year ("Guaranteed Bonus").

6. You will be reimbursed for reasonable out-of-pocket expenses incurred by you on behalf of the Company and in the conduct of its business, upon presentation of appropriate receipts or other suitable documentation, in accordance with the Company's expense reimbursement policies applicable to its senior executives, including (i) first class or upgraded airplane travel and (ii) an auto allowance of $1,000 per month. You will not be required to relocate from the greater Los Angeles area for this position.

7. You will also be included in the Company employee benefit plans then available to other senior executive employees. The Company provides a 401k Plan and a health and dental care plan that has a first complete calendar month waiting period for eligibility. You shall be entitled to participate in all bonus, retirement and other benefit plans put into effect by the Company for all other senior executives (including the President).

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Sheldon Rabinowitz
September 15, 2000
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8.   Subject to meeting eligibility requirements, you will participate in a newly created Company Incentive Stock Option Plan ("the new Option Plan") and your stock option grant shall be, to the extent permitted under the applicable rules of Section 422(d) of the Internal Revenue Code of 1986, as amended, an "incentive stock option" to purchase that number of shares of the Company's Common Stock equal to the greater of: 500,000 shares or two percent (2%) of the outstanding shares of the Company's Common Stock ("Option Shares"). The Option Shares will be granted from a stock option pool which will be authorized pursuant to the new Option Plan to be adopted by the Board of Directors for this option grant, for other new hires, and for refresher option grants to be issued to other senior level TVN executives. Your per share exercise price for the Option Shares shall be equal to the lesser of (i) $2.75 per share, or (ii) an amount equal to ninety percent (90%) of the per share price set in the next round of equity financing for the Company in excess of $25 Million. The new Option Plan shall provide for repriced incentive stock options to be issued for refresher grants and for existing and new senior management employees, all as approved by the Board of Directors. Your stock option shall be exercisable for a term of ten (10) years (or, upon the expiration or earlier termination of your employment, other than for cause pursuant to paragraph 16 hereof, for the maximum period allowed by law) and shall vest as follows: (i) twenty-five percent (25%) of the Option Shares (125,000 shares) shall vest when this Agreement is mutually signed, and (ii) the balance of the Option Shares (375,000 shares) shall vest on a monthly basis over the Term beginning on the Effective Date, conditioned upon your continued employment with TVN as of each vesting date; provided, however, that all unvested Option Shares shall be deemed vested and exercisable immediately prior to a change of control as defined herein below. Subject to the foregoing, this option grant will be subject to the terms, definitions and provisions of the new Option Plan, and the standard form related Stock Option Agreement which will be entered into by you and the President, and the Company; provided, however, that in no event shall the terms and conditions of this option grant (other than the number of shares granted), including exercise price, vesting and exercisability, be less favorable than the terms and conditions of the initial option grant given to the President. You will also participate in all other regular option grants to senior executives for an amount of shares that is commensurate with your position relative to the others receiving such option grants. You shall be entitled to receive additional stock options, with terms (including regarding exercise price, vesting and exercisability) on a most favored nations basis with the President (other than for the number of shares granted, which shall be no less than in the same proportion to the option shares so granted to the President as exists with regard to the initial grants of stock options to you and the President).

9. You will be entitled to a total of twenty (20) days per year of paid vacation, for use at your discretion upon reasonable advance notice to the President and Chief Executive Officer. During the term of your employment hereunder, the Company will obtain and pay the premiums when due for a term life insurance

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Sheldon Rabinowitz
September 15, 2000
Page 4 of 10


     policy on your life in the amount of $1,000,000 payable to your designated beneficiary. You shall be fully "grossed-up" by the Company for this life insurance benefit, so that the economic effects to you are the same as if this benefit was provided to you on a non-taxable basis. You also understand and agree that the Company may obtain additional term life insurance on you with benefits payable to the Company ("key-man life insurance") and you agree to cooperate with the Company in applying for such coverage and with respect to the medical examinations required to obtain such policies.

10. If you suffer a Total Disability during the Term, your employment hereunder shall automatically terminate and you shall receive post-termination disability payments equal to twelve (12) months of continuation of your then current Annual Salary, a pro-rata portion of your Guaranteed Bonus to the date of such Total Disability and any additional Annual Bonus the Board of Directors may deem appropriate, and your Option Shares shall continue to vest during such period of disability until the date of Total Disability, at which time your Option Shares will no longer vest. You shall be deemed to have suffered a "Total Disability" ninety (90) days following written notice by the Company to you of a determination by an independent physician acceptable to the Board of Directors and you (which acceptance will not be unreasonably withheld) that your disability is such that you cannot render services as provided for hereunder; provided, however, that if you resume work on a regular basis prior to the end of such 90 day period, you shall not be deemed to have suffered a "Total Disability."

11. During the term of this Agreement, if you become disabled by reason of illness or other incapacity extending for a period of more than three (3) consecutive months during which you are unable to perform your material duties hereunder on a full-time basis (as determined by an independent physician acceptable to both you and the Board of Directors), but you are able to perform your duties hereunder on a part-time basis ("Partial Disability"), all Annual Salary, Guaranteed Bonus amounts otherwise payable and any additional Annual Bonus the Board of Directors may deem appropriate shall be paid to you and your Option Shares shall continue to vest during such period of disability.

12. If you die during the term of this Agreement, this Agreement shall terminate immediately; provided, however, that in such event, your spouse, if living, or your dependents, if your spouse is not living, shall receive twelve (12) months of continued Annual Salary payments hereunder, a pro-rata portion of your Guaranteed Bonus to the date of your death, any additional Annual Bonus the Board of Directors may deem appropriate, payment for accrued and unused vacation and unreimbursed expenses, and all other benefits accrued prior to the date of death, including vested Option Shares.

13. While you are employed by the Company, you agree that without first disclosing to and obtaining the prior written consent of the President and Chief Executive Officer, you will not (i) engage in any business or be employed by any third






















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Sheldon Rabinowitz
September 15, 2000
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     person or entity, (ii) advice or consult with any person or entity which competes, directly or indirectly, with any of the Company's businesses or any businesses in which the Company maintains a financial interest, (iii) accept any gift, gratuity, benefit or interest of a material or substantial amount or nature (other than commonly accepted business practices for senior level executives in this industry, i.e., small gifts at holiday time, attending social events or seminars paid for by others), directly or indirectly, from any person or entity which does business with the Company, or its affiliates, or (iv) engage in any activity which creates or may create an actual or potential conflict of interest between such activity and your duty to act at all times in the best interests of the Company and not for your separate personal gain or profit; provided, however, that you may serve in any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere materially with the full-time performance of your duties and obligations under this Agreement. Notwithstanding the foregoing, the Company acknowledges and agrees that, until December 31, 2001, you shall be entitled to make yourself reasonably available to Sony Pictures Entertainment Inc. ("SPE") to advise SPE, at SPE's request, about matters as to which you have knowledge (other than the Company's Confidential Information).

14. You acknowledge and agree that the Company shall own, in perpetuity and throughout the universe, all creative and ownership rights in and to all materials created, written, produced or worked on by you, or under your direction, during the course of and in connection with your employment by the Company including, without limitation, all Company business and financial plans, computer systems and interfaces, technology, operating systems and manuals, designs and diagrams, and all sales, marketing and promotional materials developed or created by you or under your direction, and all property rights of any kind therein emanating from your work. You hereby assign to the Company all such rights and materials, and the copyright, publishing, trademark, domain name, intellectual property and other enumerated and related rights pertaining thereto or to the Company's businesses, which the Company shall own and be entitled register, as it sees fit, in its or an affiliate's name, and for its sole benefit.

15. Your employment may be terminated by the Company other than for "cause" as defined in paragraph 16 hereof, in which event the Company's sole obligations to you shall be a) to pay you (i) the unpaid portion of the agreed Annual Salary than in effect for your work performed prior to termination, (ii) your Annual Salary payable during each month of the remaining Term plus your Guaranteed Bonuses payable during such period and any additional Annual Bonus the Board of Directors may deem appropriate, both less applicable payroll withholding and deductions, all payable ratably during the remaining Term, (iii) unpaid auto allowance, other benefits (including accrued and unused vacation) and reimbursable expenses, if any, properly incurred and documented prior to the date of such termination; and (iv) your auto allowance for the remaining Term, and b) to provide for the continuation of all of your then existing employee
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Sheldon Rabinowitz
September 15, 2000
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     benefits for a period of twenty-four (24) months from such termination date unless you obtain substantially similar benefits with another employer at an earlier date. In addition, your unvested Option Shares shall all immediately accelerate and vest as of the date of any such non-clause termination. You shall be entitled to receive these payments and benefits without any duty of mitigation, and without any Company right of offset, e.g., there shall be no diminution of such payments for benefits if you obtain other employment after such termination, except that upon qualifying for new health insurance, the Company's duty to maintain and pay for your Cobra coverage will terminate.

16. In the event of your termination by the Company for "cause" as defined below, you shall be entitled only to payment for the items in paragraphs 15(i) and 15(iii) above, plus pro-rata portion of your Guaranteed Bonus to the date of termination and the right to exercise your stock option in accordance with the new Option Plan for only those Option Shares which have fully vested as of the date of such termination, subject to offset for any material damage caused to the Company as a result of the conduct giving rise to such termination for cause. Upon any termination of your employment, whether with or without cause, you shall (a) return to the Company all of its materials in your possession or under your control, including all work in progress, work papers, computer discs and files, information and documents created or worked on by you for the Company, (b) provide a final report, if requested on the status of any work in progress or remaining to be done and (c) continue to comply with your non-disclosure and confidentiality obligations. For purposes of this agreement, "cause" is defined as (i) an act of dishonesty in connection with your duties and responsibilities as an employee and which either causes harm to the Company, or results in your substantial personal enrichment, (ii) conviction of a felony, (iii) a material violation of the conflict of interest provisions of paragraph 13 hereof, (iv) willful misconduct which results in material damage to the Company, or (v) a material breach of this Agreement by you that remains uncured fifteen (15) days after your receipt of written notice from the Company setting forth such breach with reasonable specificity. Termination for cause shall be effective upon delivery to you of a notice from the Company's Board of Directors stating that you have engaged in any of the above described "for cause" conduct and specifying the particulars thereof, and for cause under Section (v) that you have not timely cured such defaults after such notice.

17. You may terminate your employment for "good reason" upon written notice to the Company, and in such event, such employment termination shall be treated as a termination by the Company for reasons other than cause, and you shall receive the payments and be entitled to all other rights and benefits (including accelerated vesting of unvested Option Shares) referred to in paragraph 15 hereof governing a termination without cause. For purposes of this agreement, "good reason" shall be defined as:

          (a) A material diminution of your title, office, position or authority;
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Sheldon Rabinowitz
September 15, 2000
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          (b)  The assignment to you of any duties inconsistent with your position, title, authority or material responsibilities or legal obligations, or the removal of your authority, title or material responsibilities;

          (c) The failure of the Company to (i) timely make any payment due to you hereunder or (ii) comply with any of the material provisions of this agreement after written notice from you of such failure and the Company's failure to make such payment within five (5) business days of such notice, or to effect such compliance within a reasonable period of time.

          (d)  The occurrence of a change of control of the Company; and

          (e) The failure of the Company to elect or re-elect you as a director of the Company, or your removal as a director of the Company.

          (f) A requirement that you report to a person other than the President.

18. For purposes of this Agreement, a "change of control" shall mean (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or
     (B) a sale of all or substantially all of the assets of the Company in any transaction or series of related transactions, unless the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for such acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity; or (C) one or more related transfers of capital stock of the Company which results, singly or in the aggregate, in a transfer more than fifty percent (50%) of the voting power of the Company, other than transfers by any stockholder of voting power to any of such stockholder's affiliates (as such term is defined in Rule 12 (b)(2) promulgated under the Securities Exchange Act of 1934, as amended, or such successor regulation). For the purpose of this Paragraph, the term, "affiliates" shall include any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture which directly or indirectly, is in control of, is controlled by, or is under common control with, such stockholder. For purposes of the preceding sentence, the term "control" shall mean the power, directly or indirectly, to (i) vote 51% or more of the voting securities of an entity, or (ii) direct or cause the direction of the management or policies of an entity as the sole trustee, general partner or sole managing member of such entity.

19. For acts performed by you in good faith and within the course and scope of your employment (other than for willful misconduct), the Company shall indemnify, defend and hold you harmless against any third party claim or demand against you based upon or arising from any such acts. Upon your receipt or knowledge of any such indemnified claim, you shall promptly notify TVN in writing of the claim, tender the defense to TVN, cooperate with TVN and its counsel, and grant
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Sheldon Rabinowitz
September 15, 2000
Page 8 of 10


     TVN sole authority to control the defense and to settle such claim as it deems appropriate, including a dismissal or withdrawal of such claim against you. TVN will pay the costs of defense and any settlement, costs, attorney's fees and/or damages in a final, non-appealable judgment or award against you by a court of competent jurisdiction. You shall be added as an additional named insured under the Company's Directors and Officers insurance policy.

20. If and to the extent that our current CEO renegotiates the terms of his employment agreement with the Company during the initial Term hereof, and consequently is granted an increase in his annual salary, guaranteed bonus (if any) and/or stock option grants, then the percentage increase in such terms shall apply to and similarly increase the corresponding terms of your employment as set forth herein.

21. This contains our entire agreement for your employment by the Company; all prior and contemporaneous discussions, conversations and/or negotiations are merged herein. No representations have been made to you by the Company, or by any agent or representative thereof, or by you to the Company, other than those set forth herein and no agreements have been entered into, other than those expressly set forth herein. The terms of this employment agreement may not be modified or amended except by a document signed both by you and on behalf of the Company, and mutually executed fax copies shall be deemed originals, and may be used by either party as an original agreement. The laws of the State of California applicable to agreements which are to be performed wholly within such state shall govern this agreement, including its interpretation, construction, performance and enforcement. Any waiver must be in writing and signed by the party whose rights are being waived, and no waiver by either party of any breach or by operation of any provision hereof, shall be, or be deemed to be, a waiver of any subsequent breach of the same or any other provision of this agreement. This agreement may be signed by exchange of facsimile signatures, and mutually signed fax copies may be used by each party for all purposes as originals.

22. All claims, disputes or issues relating to your employment, including without limitation, your hiring, work, performance, compensation, bonuses, stock options, benefits, and/or termination for any reason, or based upon a claim of discrimination of any kind (each "a dispute" herein), shall be resolved, if mutually desired, initially by non-binding mediation efforts conducted by the parties with the aid of an independent impartial mediator or mediation service, to be paid for equally by the parties. If such mediation efforts are unsuccessful in resolving such dispute in a mutually acceptable manner, or if either party does not wish to participate in or continue with mediation efforts, each and every dispute shall be finally resolved solely by binding arbitration in Burbank, California under the applicable Employment Arbitration Rules of the American Arbitration Association then in effect. Arbitration shall be the sole and exclusive method for resolving any employment, hiring or termination related dispute, and both you and the

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Sheldon Rabinowitz
September 15, 2000
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     Company acknowledge and agree that each is giving up any right that either otherwise might have for a judge or jury to decide such dispute, but neither the arbitrator nor any court which may be asked to enforce any arbitration award shall have jurisdiction or authority to award any punitive or exemplary damages; provided, however, either you or the company may seek (i) equitable relief, including but not limited to injunctive relief, and (ii) an order compelling arbitration of any dispute, or enforcing any arbitration award, from a court of competent jurisdiction. The prevailing party in any such arbitration, as determined by the arbitrator(s), shall be entitled to his or its reasonable attorney's fees incurred in connection with, and the costs of, such arbitration proceeding, including the costs for the arbitrator(s).

23. All disputes must be arbitrated pursuant to this Agreement, including, but not limited to, tort and negligence claims, bad faith claims, contract claims, wage claims, benefit claims, demands, liabilities, debts, accounts, obligations, damages, compensatory damages, liquidated damages, costs, expenses, actions and causes of action arising out of or in connection with your hiring, our employment relationship, the performance or non-performance of your duties, any disciplinary matters, including termination of the employment relationship, and/or retaliation and defamation claims, including but not limited to any claims for wrongful termination or discharge, breach of the covenant of good faith and fair dealing, and/or for violation of any and all federal and state civil rights laws, ordinances, regulations or orders, based on charges of discrimination or harassment on account of race, color, religion, sex, sexual orientation, age, citizenship, national origin, mental or physical disability, medical condition, marital status, pregnancy or any other discrimination prohibited by such laws, ordinances, regulations or orders (including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 USC Section 2000, et seq.; Americans with Disabilities Act; Civil Rights Act of 1866,
           -- ---
     and Civil Rights Acts of 1991; 42 USC Section 1981, et seq.; (Age
                                                         -- ---
     Discrimination in Employment Act, as amended, 29 USC Section 621, et seq.;
                                                                       -- ---
     Equal Pay Act, as amended, 20 USC Section 206(d); regulations of the Office of Federal Contract Compliance, 41 CFR Section 60, et seq.; and applicable
                                                        -- ---
     state equal protection and/or equal employment opportunity laws).

24. You further understand and acknowledge that during the course of your employment by the Company, you have had and will continue to have access to its confidential business information and trade secrets, including without limitation: service, operations, ordering, billing and sales data, records and reports; customer, affiliate and vendor information; pending projects or proposals; business methods, systems, technology, plans and financial projections; the methods and techniques used in, approaches to, or results of market research; employee salaries, contracts and wage information; legal files and records; computer and engineering data, software, programming, diagrams and schematics; and accounting and financial information, whether written or verbal, or contained on paper, computer hardware or software, disk, tape, microfiche or
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Sheldon Rabinowitz
September 15, 2000
Page 10 of 10


          other media ("Confidential Information"). This information is of substantial value and highly confidential, is not known to the general public, is the subject of Company efforts to maintain its secrecy, constitutes its professional and trade secrets, and is being provided and disclosed to you solely for use in connection with your employment by the Company. Since you will continue to have access to the Company's Confidential Information during the course of performing your duties, as a material condition of your continuing employment by the Company, concurrently with signing this Agreement you agree to sign the Confidentiality and Non-Disclosure Agreement which is attached hereto.

Welcome aboard. We're delighted that you have agreed to take on this very important position and we all look forward to working with you to achieve the Company's goals.

Sincerely,

/s/ Arthur Fields

Arthur Fields
Senior Executive Vice President

Attachment - Non Disclosure Agreement

ACCEPTED AND AGREED:

The foregoing offer to employment is accepted. I agree to the terms and conditions of my employment by the Company contained therein and the provisions of the attached Company Confidentiality and Non-Disclosure Agreement, both of which I have signed after obtaining advice from my legal counsel.


___________________________
Sheldon Rabinowitz

Sheldon Rabinowitz
September 15, 2000
Page 10 of 10


          other media ("Confidential Information"). This information is of substantial value and highly confidential, is not known to the general public, is the subject of Company efforts to maintain its secrecy, constitutes its professional and trade secrets, and is being provided and disclosed to you solely for use in connection with your employment by the Company. Since you will continue to have access to the Company's Confidential Information during the course of performing your duties, as a material condition of your continuing employment by the Company, concurrently with signing this Agreement you agree to sign the Confidentiality and Non-Disclosure Agreement which is attached hereto.

Welcome aboard. We're delighted that you have agreed to take on this very important position and we all look forward to working with you to achieve the Company's goals.

Sincerely,

/s/ Arthur Fields

Arthur Fields
Senior Executive Vice President

Attachment - Non Disclosure Agreement

ACCEPTED AND AGREED:

The foregoing offer to employment is accepted. I agree to the terms and conditions of my employment by the Company contained therein and the provisions of the attached Company Confidentiality and Non-Disclosure Agreement, both of which I have signed after obtaining advice from my legal counsel.


/s/ Sheldon Rabinowitz
----------------------------
Sheldon Rabinowitz